                                                                                                                                              Exhibit 1

Oi S.A. – In Judicial Reorganization

Corporate Taxpayers’ Registry (CNPJ/MF) No. 76.535.764/0001-43

Board of Trade (NIRE) No. 33.30029520-8

Publicly-Held Company

NOTICE TO THE MARKET

Oi S.A. – In Judicial Reorganization (“Oi” or “Company”), in compliance with Article 12 of CVM Instruction 358/02, hereby announces that, on this date, it received correspondence from the SOCIÉTÉ MONDIALE FUNDO DE INVESTIMENTO EM AÇÕES, transcribed below:

“To Oi S.A.

Rua do Lavradio, 71, 2nd Floor

20230-070 – Centro – Rio de Janeiro/RJ

Investor Relations Officer

invest@oi.net.br

Re.: Notice of a decrease in equity stake – SOCIÉTÉ MONDIALE FUNDO DE INVESTIMENTO EM AÇÕES – CNPJ No. 20.588.268/0001-01

Dear Sirs,

The SOCIÉTÉ MONDIALE FUNDO DE INVESTIMENTO EM AÇÕES, registered under Taxpayers’ Registry No. 20.588.268/0001-01 (“Fund”), informs that on January 19, 2018, it reduced its interest in Oi S.A. - in Judicial Reorganization (“Company”) from: (i) 43,637,500 Common Shares, equivalent to 6.53% of the Company’s Common Shares to 30,306,300 Common Shares, equivalent to 4.54% of the total number of the Company’s Common Shares, a reduction from 5.28% of the capital stock to 3.67%.

The Fund declares that the reduction is not intended to change the composition of the control or administrative structure of the Company; as well as communicates that (i) it is not the owner or beneficiary of any subscription warrants, subscription rights, stock options and convertible debentures issued by the Company; and (ii) did not enter into an agreement or contract regulating voting rights or the purchase and sale of securities issued by the Company.

Sincerely,

SOCIÉTÉ MONDIALE FUNDO DE INVESTIMENTO EM AÇÕES

Represented by Bridge Administradora de Recursos Ltda.”

Rio de Janeiro, January 22, 2018.

Oi S.A. – In Judicial Reorganization

Carlos Augusto Machado Pereira de Almeida Brandão

Chief Financial Officer, Investor Relations Officer and Officer